Exhibit 99.1

Independent Bank Corp. Reports Second Quarter Net Income of $8.9 Million

Business Volume Growth Remains Strong

ROCKLAND, Mass.--(BUSINESS WIRE)--July 19, 2012--Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced net income of $8.9 million for the second quarter of 2012, or $0.41 on a diluted earnings per share basis.

The second quarter of 2012 included expenses of $672,000, pre-tax, associated with the previously announced Central Bancorp, Inc. (NASDAQ: CEBK) acquisition. When excluding these expenses, on an operating basis, net income for the quarter was $9.3 million, or $0.43 per diluted share.

The second quarter of 2012 also included a $4.0 million charge-off that reduced diluted earnings per share by approximately $0.11. The charge-off was taken in connection with a working capital loan to a commercial borrower that was unexpectedly placed into state court receivership in late June. The charge-off was taken upon receipt of information indicating material misstatements and potential borrower fraud, that included a material overstatement of accounts receivable and inventory collateral, as well as evidence of invalid and/or altered borrower records.

Christopher Oddleifson, President and Chief Executive Officer of Independent Bank Corp. and Rockland Trust Company, stated: “Although we had an unpleasant surprise this quarter that detracted from our bottom line performance, our business momentum continues to build nicely and operating fundamentals are as strong as ever. Businesses and consumers are looking more closely at their finances and are willing to switch banks for the right reasons. Rockland Trust’s combination of convenience, breadth of products, fair pricing, and knowledgeable, committed bankers offers strong value and sets us apart from our competitors. As a result, we’ve continued to grow both deposits and loans.”

BALANCE SHEET

Total assets of $5.1 billion at June 30, 2012 are up $138.8 million from the prior quarter and $281.6 million, or 5.8%, as compared to the year ago period.

Total loans rose to $4.0 billion at June 30, 2012, an increase of 11.5%, on an annualized basis, from the prior quarter. The commercial loan portfolio continued its strong growth trend and is benefiting from recent expansion initiatives. Robust growth was also sustained in the first position home equity portfolio due to excellent customer response to the Company’s attractive product offerings and marketing efforts. The Company has consistently generated steady loan originations, as customers continue to realize that Rockland Trust’s high level of service, industry expertise, and flexible lending solutions are an attractive alternative to national banks.

Deposits grew across each major account category, increasing by 13.5%, on an annualized basis, to $4.1 billion at June 30, 2012 as compared to the prior quarter. Core deposits increased by $107.8 million to $3.4 billion, during the quarter and remained consistent at 83.8% of total deposits. The Company’s cost of total deposits fell further to 0.27%, down two basis points from the prior quarter, reflecting management’s continued emphasis on core deposits and profitable relationships.

The securities portfolio of $526.8 million decreased by $36.2 million during the quarter, primarily as a result of paydowns, and represents 10.3% of total assets.

Stockholders’ equity at June 30, 2012 increased by 4.0%, on an annualized basis, to $483.6 million, when compared to March 31, 2012. The Tier 1 leverage capital ratio at June 30, 2012 remained strong at 8.69%, maintaining the Company’s well-capitalized position.

NET INTEREST INCOME

Net interest income was $42.6 million for the second quarter of 2012, a slight increase from the linked quarter. The net interest margin was fairly resilient in the second quarter of 2012, declining by a modest two basis points to 3.80%, as the Company countered the strong ongoing pressure on earning asset yields caused by the prolonged low rate environment by continuing to reduce its overall cost of funds.

NONINTEREST INCOME

The Company recorded noninterest income of $15.0 million during the second quarter of 2012 which represents a $1.1 million, or 7.7%, increase from the prior quarter. Significant changes in noninterest income included the following:

  Investment management revenue increased by $264,000, or 7.4%, driven by tax preparation fees earned during the second quarter, combined with an increase in assets under administration in the investment management business. Assets under administration reached $2.0 billion at June 30, 2012, an increase of $21.9 million, or 1.1% as compared to the linked quarter.
  Mortgage banking income increased by $133,000, or 10.0%, due to higher volumes of mortgage originations.
  Other noninterest income increased by $660,000. This was largely due to an increase in loan level derivative fees associated with the Company’s commercial borrowers, which increased by $1.0 million.

NONINTEREST EXPENSE

Inclusive of merger and integration costs, the Company recorded noninterest expense of $37.0 million during the second quarter of 2012 which represents a $359,000 or 1.0% decrease from the prior quarter. Excluding these costs, total expenses declined by $1.0 million. Significant changes in noninterest expense included the following:

  Salaries and employee benefits decreased by $1.7 million, or 7.8%, due to decreases in payroll taxes driven by the timing of incentive compensation payouts in the first quarter, as well as a decrease in accrued incentive compensation for 2012.
  Merger and acquisition expenses were $672,000 for the second quarter relating to the previously announced acquisition of Central Bancorp, Inc., which is expected to close in the fourth quarter of 2012.
  Other noninterest expense increased by $691,000, or 7.1%, due primarily to increases in advertising expenses of $734,000.

The Company generated a return on average assets and a return on average common equity in the second quarter of 2012 of 0.71% and 7.34% respectively, as compared to 1.00% and 10.31% for the quarter ended March 31, 2012. On a year to date basis, return on average assets and return on average common equity were 0.86% and 8.81%, respectively.

ASSET QUALITY

The provision for loan losses was $8.5 million for the second quarter compared to $1.6 million for the quarter ended March 31, 2012. The provision for loan loss exceeded net charge-offs in both periods. For the quarter, net charge-offs increased to $8.4 million, or 0.86%, on an annualized basis of average loans compared to $1.5 million, or 0.16%, for the quarter ended March 31, 2012. The higher net charge-offs in the second quarter included $4.0 million related to unforeseen developments in a commercial loan discussed previously. Delinquency as a percentage of loans decreased to 0.82% at June 30, 2012 compared to 0.92% at March 31, 2012. Nonperforming loans decreased to $31.3 million, or 0.79%, of total loans at June 30, 2012, from $31.6 million, or 0.82% of total loans, at March 31, 2012. Nonperforming assets totaled $43.9 million at the end of the second quarter compared to $40.7 million in the linked quarter.

The allowance for loan losses was $48.4 million at June 30, 2012, consistent with the prior quarter levels. The Company’s allowance for loan losses was 1.22% and 1.25% as a percentage of total loans at June 30, 2012 and March 31, 2012, respectively.

Christopher Oddleifson and Denis K. Sheahan, Chief Financial Officer, of Independent Bank Corp. and Rockland Trust Company, will host a conference call to discuss second quarter earnings at 10:00 a.m. Eastern Time on Friday, July 20, 2012. Internet access to the call is available on the Company’s website at www.RocklandTrust.com or by telephonic access by dial-in at 1-877-317-6789 reference: INDB. A replay of the call will be available by calling 1-877-344-7529. Replay Pass code: 10015888. The webcast replay will be available until July 20, 2013.

Independent Bank Corp., which has Rockland Trust Company as a wholly-owned bank subsidiary, has approximately $5.1 billion in assets. Rockland Trust offers a wide range of commercial banking products and services, retail banking products and services, business and consumer loans, insurance products and services, and investment management services. To find out why Rockland Trust is the bank Where Each Relationship Matters®, visit www.RocklandTrust.com.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Operating earnings, which is a non-GAAP financial measure, excludes gain or loss due to items that management does not believe are related to its core banking business, such as gains or losses on the sales of securities, merger and acquisition expenses, and other items. The Company’s management uses operating earnings to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by gains or losses which management deems not to be core to the Company’s operations. The Company has included information on operating earnings because management believes that investors may find it useful to have access to the same analytical tool used by management and may also find that it facilitates the comparison of the Company to other companies in the financial services industry. Non-GAAP operating earnings should not be viewed as a substitute for operating results determined in accordance with GAAP. An item which management deems to be non-core and excludes when computing non-GAAP operating earnings can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP operating earnings are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY

CONSOLIDATED BALANCE SHEETS	June 30, 2012	March 31, 2012	June 30, 2011	% Change June 2012 vs. Mar. 2012	% Change June 2012 vs. June 2011

Assets
Cash and Due From Banks	$65,826	$57,658	$56,679	14.17%	16.14%
Interest Earning Deposits with Banks	121,029	75,865	129,420	59.53%	-6.48%
Fed Funds Sold	1,524	2,269	1,197	-32.83%	27.32%
Securities
Trading Assets	-	-	8,539	n/a	-100.00%
Securities Available for Sale	338,331	362,109	305,895	-6.57%	10.60%
Securities Held to Maturity	188,450	200,921	233,109	-6.21%	-19.16%
Total Securities	526,781	563,030	547,543	-6.44%	-3.79%

Loans Held for Sale	22,310	22,846	12,255	-2.35%	82.05%
Loans
Commercial and Industrial	625,695	599,603	568,022	4.35%	10.15%
Commercial Real Estate	1,912,563	1,853,711	1,801,026	3.17%	6.19%
Commercial Construction	149,990	148,034	130,303	1.32%	15.11%
Small Business	79,738	79,937	78,905	-0.25%	1.06%
Total Commercial	2,767,986	2,681,285	2,578,256	3.23%	7.36%
Residential Real Estate	389,053	402,910	454,597	-3.44%	-14.42%
Residential Construction	14,960	13,291	6,404	12.56%	133.60%
Consumer - Home Equity - 1st Position	466,136	425,245	319,274	9.62%	46.00%
Consumer - Home Equity - 2nd Position	310,717	310,578	313,461	0.04%	-0.88%
Total Consumer Real Estate	1,180,866	1,152,024	1,093,736	2.50%	7.97%
Total Other Consumer	31,937	36,447	53,239	-12.37%	-40.01%
Total Loans	3,980,789	3,869,756	3,725,231	2.87%	6.86%
Less - Allowance for Loan Losses	(48,403)	(48,340)	(46,637)	0.13%	3.79%
Net Loans	3,932,386	3,821,416	3,678,594	2.90%	6.90%
Federal Home Loan Bank Stock	33,564	33,564	35,854	0.00%	-6.39%
Bank Premises and Equipment	49,384	49,678	46,368	-0.59%	6.50%
Goodwill and Core Deposit Intangible	139,924	140,323	141,489	-0.28%	-1.11%
Other Assets	231,836	219,090	193,544	5.82%	19.78%
Total Assets	$5,124,564	$4,985,739	$4,842,943	2.78%	5.82%

Liabilities and Stockholders' Equity
Deposits
Demand Deposits	$1,070,279	$1,015,231	$913,960	5.42%	17.10%
Savings and Interest Checking Accounts	1,560,523	1,501,826	1,479,365	3.91%	5.49%
Money Market	807,796	803,744	722,234	0.50%	11.85%
Time Certificates of Deposit	639,535	624,912	671,003	2.34%	-4.69%
Total Deposits	4,078,133	3,945,713	3,786,562	3.36%	7.70%
Borrowings
Federal Home Loan Bank and Other Borrowings	189,522	194,580	260,647	-2.60%	-27.29%
Wholesale Repurchase Agreements	50,000	50,000	50,000	0.00%	0.00%
Customer Repurchase Agreements	144,838	147,678	133,166	-1.92%	8.77%
Junior Subordinated Debentures	61,857	61,857	61,857	0.00%	0.00%
Subordinated Debentures	30,000	30,000	30,000	0.00%	0.00%
Total Borrowings	476,217	484,115	535,670	-1.63%	-11.10%
Total Deposits and Borrowings	4,554,350	4,429,828	4,322,232	2.81%	5.37%
Other Liabilities	86,622	77,048	65,009	12.43%	33.25%
Stockholders' Equity
Common Stock	214	213	212	0.47%	0.94%
Additional Paid in Capital	236,279	235,381	231,987	0.38%	1.85%
Retained Earnings	251,429	247,097	224,488	1.75%	12.00%
Accumulated Other Comprehensive Loss, Net of Tax	(4,330)	(3,828)	(985)	13.11%	339.59%
Total Stockholders' Equity	483,592	478,863	455,702	0.99%	6.12%
Total Liabilities and Stockholders' Equity	$5,124,564	$4,985,739	$4,842,943	2.78%	5.82%

CONSOLIDATED STATEMENTS OF INCOME	Three Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	% Change June 2012 vs. Mar. 2012	% Change June 2012 vs. June 2011

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$19	$33	$14	-42.42%	35.71%
Interest and Dividends on Securities	4,438	4,556	5,452	-2.59%	-18.60%
Interest on Loans	43,813	43,077	43,938	1.71%	-0.28%
Interest on Loans Held for Sale	156	130	70	20.00%	122.86%
Total Interest Income	48,426	47,796	49,474	1.32%	-2.12%
INTEREST EXPENSE
Interest on Deposits	2,687	2,739	3,544	-1.90%	-24.18%
Interest on Borrowed Funds	3,111	3,204	3,854	-2.90%	-19.28%
Total Interest Expense	5,798	5,943	7,398	-2.44%	-21.63%
Net Interest Income	42,628	41,853	42,076	1.85%	1.31%
Less - Provision for Loan Losses	8,500	1,600	3,482	431.25%	144.11%
Net Interest Income after Provision for Loan Losses	34,128	40,253	38,594	-15.22%	-11.57%
NONINTEREST INCOME
Service Charges on Deposit Accounts	3,923	3,889	4,192	0.87%	-6.42%
Interchange and ATM Fees	2,399	2,368	1,974	1.31%	21.53%
Investment Management	3,827	3,563	3,603	7.41%	6.22%
Mortgage Banking Income	1,463	1,330	683	10.00%	114.20%
Increase in Cash Surrender Value of Life Insurance Policies	741	713	860	3.93%	-13.84%
Net Gain on Sale of Securities	-	-	723	n/a	-100.00%
Gross Change on Write-Down of Certain Investments to Fair Value	(106)	274	170	-138.69%	-162.35%
Less: Portion of Other-Than-Temporary Impairment Losses Recognized in OCI	30	(274)	(306)	-110.95%	-109.80%
Net Loss on Write-Down of Certain Investments to Fair Value	(76)	-	(136)	-100.00%	-44.12%
Other Noninterest Income	2,706	2,046	1,575	32.26%	71.81%
Total Noninterest Income	14,983	13,909	13,474	7.72%	11.20%
NONINTEREST EXPENSE
Salaries and Employee Benefits	19,775	21,436	19,762	-7.75%	0.07%
Occupancy and Equipment Expenses	4,234	4,300	4,263	-1.53%	-0.68%
Data Processing and Facilities Management	1,099	1,175	1,038	-6.47%	5.88%
FDIC Assessment	830	749	778	10.81%	6.68%
Merger and Acquisition Expenses	672	-	-	100.00%	100.00%
Other Noninterest Expense	10,389	9,698	11,015	7.13%	-5.68%
Total Noninterest Expense	36,999	37,358	36,856	-0.96%	0.39%
INCOME BEFORE INCOME TAXES	12,112	16,804	15,212	-27.92%	-20.38%
PROVISION FOR INCOME TAXES	3,238	4,621	4,092	-29.93%	-20.87%
NET INCOME	$8,874	$12,183	$11,120	-27.16%	-20.20%

BASIC EARNINGS PER SHARE	$0.41	$0.57	$0.52	-28.07%	-21.15%
DILUTED EARNINGS PER SHARE	$0.41	$0.56	$0.52	-26.79%	-21.15%
BASIC AVERAGE SHARES	21,623,827	21,561,006	21,441,864
DILUTED AVERAGE SHARES	21,644,204	21,585,487	21,481,023

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	3.80%	3.82%	3.97%
Return on Average Assets	0.71%	1.00%	0.95%
Return on Average Common Equity	7.34%	10.31%	9.78%

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
NET INCOME	$8,874	$12,183	$11,120	-27.16%	-20.20%
NonInterest Income Components
Less - Gain on Sale of Securities, net of tax	-	-	(428)
Noninterest Expense Components
Add - Merger & Acquisition Expenses, net of tax	397	-	-
NET OPERATING EARNINGS	$9,271	$12,183	$10,692	-23.90%	-13.29%

Diluted Earnings Per Share, on an Operating Basis	$0.43	$0.56	$0.50	-23.21%	-14.00%

CONSOLIDATED STATEMENTS OF INCOME
	Six Months Ended
	June 30, 2012	June 30, 2011	% Change June 2012 vs. June 2011

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$51	$31	64.52%
Interest and Dividends on Securities	8,994	11,058	-18.67%
Interest on Loans	86,891	87,154	-0.30%
Interest on Loans Held for Sale	286	189	51.32%
Total Interest Income	96,222	98,432	-2.25%
INTEREST EXPENSE
Interest on Deposits	5,426	7,029	-22.81%
Interest on Borrowed Funds	6,316	7,854	-19.58%
Total Interest Expense	11,742	14,883	-21.10%
Net Interest Income	84,480	83,549	1.11%
Less - Provision for Loan Losses	10,100	5,682	77.75%
Net Interest Income after Provision for Loan Losses	74,380	77,867	-4.48%
NONINTEREST INCOME
Service Charges on Deposit Accounts	7,812	8,151	-4.16%
Interchange and ATM Fees	4,767	3,676	29.68%
Investment Management	7,390	6,819	8.37%
Mortgage Banking Income	2,793	1,730	61.45%
Increase in Cash Surrender Value of Life Insurance Policies	1,454	1,566	-7.15%
Net Gain on Sale of Securities	-	723	-100.00%
Gross Change on Write-Down of Certain Investments to Fair Value	168	419	-59.90%
Less: Portion of Other-Than-Temporary Impairment Losses Recognize in OCI	(244)	(595)	-58.99%
Net Loss on Write-Down of Certain Investments to Fair Value	(76)	(176)	-56.82%
Other Noninterest Income	4,753	3,583	32.65%
Total Noninterest Income	28,893	26,072	10.82%
NONINTEREST EXPENSE
Salaries and Employee Benefits	41,211	40,014	2.99%
Occupancy and Equipment Expenses	8,534	8,838	-3.44%
Data Processing and Facilities Management	2,274	2,676	-15.02%
FDIC Assessment	1,579	2,069	-23.68%
Merger and Acquision Expenses	672	-	100.00%
Other Noninterest Expense	20,086	19,741	1.75%
Total Noninterest Expense	74,356	73,338	1.39%
INCOME BEFORE INCOME TAXES	28,917	30,601	-5.50%
PROVISION FOR INCOME TAXES	7,860	8,293	-5.22%
NET INCOME	$21,057	$22,308	-5.61%

BASIC EARNINGS PER SHARE	$0.98	$1.04	-5.77%
DILUTED EARNINGS PER SHARE	$0.97	$1.04	-6.73%
BASIC AVERAGE SHARES	21,592,416	21,370,457
DILUTED AVERAGE SHARES	21,614,667	21,414,232

Net Interest Margin (FTE)	3.81%	3.99%
Return on Average Assets	0.86%	0.96%
Return on Average Common Equity	8.81%	10.01%

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
NET INCOME	$21,057	$22,308	-5.61%
Noninterest Income Components
Less - Net Gain on Sale of Securities, net of tax	-	(428)
Noninterest Expense Components
Add - Merger & Acquisition Expenses, net of tax	397	-
NET OPERATING EARNINGS	$21,454	$21,880	-1.95%

Diluted Earnings Per Share, on an Operating Basis	$0.99	$1.02	-2.94%

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
	Three Months Ended					Six Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	% Change June 2012 vs. Mar. 2012	% Change June 2012 vs. June 2011	June 30, 2012	June 30, 2011	% Change June 2012 vs. June 2011

Noninterest Income GAAP	$14,983	$13,909	$13,474	7.72%	11.20%	$28,893	$26,072	10.82%
Less - Net Gain on Sale of Securities	-	-	(723)	n/a	100.00%	-	(723)	-100.00%
Add - Other-Than-Temporary-Impairment on Securities	76	-	136	100.00%	-44.12%	76	176	-56.82%
Noninterest Income as Adjusted	$15,059	$13,909	$12,887	8.27%	16.85%	$28,969	$25,525	13.49%

Noninterest Expense GAAP	$36,999	$37,358	$36,856	-0.96%	0.39%	$74,356	$73,338	1.39%
Less - Merger and Acquisition Expenses	(672)	-	-	100.00%	100.00%	(672)	-	100.00%
Noninterest Expense as Adjusted	$36,327	$37,358	$36,856	-2.76%	-1.44%	$73,684	$73,338	0.47%

ASSET QUALITY	Nonperforming Assets At			Net Charge-Offs For the Three Months Ending			Net Charge-Offs For the Six Months Ending
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011

Nonperforming Loans
Commercial & Industrial Loans	$4,404	$2,429	$2,674	$4,594	($185)	$749	$4,409	$1,435
Small Business Loans	588	544	1,130	90	118	292	208	530
Commercial Real Estate Loans	9,371	15,015	7,007	2,133	604	1,236	2,737	1,838
Residential Real Estate Loans	9,939	10,465	8,546	105	109	280	214	402
Installment Loans - Home Equity	6,768	2,773	1,977	1,373	737	488	2,110	562
Installment Loans - Other	252	420	592	142	137	244	279	533
Total Nonperforming Loans / Total Net Charge-offs	$31,322	$31,646	$21,926	$8,437	$1,520	$3,289	$9,957	$5,300
Nonaccrual Securities	1,259	1,400	1,587
Other Assets in Possession	1	92	40
Other Real Estate Owned	11,275	7,598	7,410
Nonperforming Assets	$43,857	$40,736	$30,963

Nonperforming Loans/Gross Loans	0.79%	0.82%	0.59%
Allowance for Loan Losses/Nonperforming Loans	154.53%	152.75%	212.70%
Gross Loans/Total Deposits	97.61%	98.07%	98.38%
Allowance for Loan Losses/Total Loans	1.22%	1.25%	1.25%

Net charge-offs to average loans (quarter annualized)				0.86%	0.16%	0.36%
Net charge-offs to average loans (year-to-date)							0.52%	0.29%

Nonperforming Assets Reconciliation	Three Months Ending June 30, 2012	Three Months Ending March 31, 2012	Three Months Ending June 30, 2011
Nonperforming Assets Beginning Balance	$40,736	$37,149	$33,856
New to Nonperforming	18,895	8,803	9,085
Loans Charged-Off	(8,768)	(1,944)	(3,587)
Loans Paid-Off	(2,934)	(1,172)	(5,130)
Loans Transferred to Other Real Estate Owned/Other Assets	(3,579)	(1,503)	(1,172)
Loans Restored to Accrual Status	(3,946)	(1,870)	(638)
New to Other Real Estate Owned	3,579	1,503	1,172
Sale of Other Real Estate Owned	(383)	(1,587)	(3,214)
Other	257	1,357	591
Nonperforming Assets Ending Balance	$43,857	$40,736	$30,963

Financial Ratios	June 30, 2012	March 31, 2012	June 30, 2011
Book Value per Common Share	$22.36	$22.16	$21.24
Tangible Common Book Value per Share (proforma to include
the tax deductibility of goodwill) - Non-GAAP	$16.80	$16.59	$15.60
Tangible Common Capital/Tangible Assets	6.89%	6.99%	6.68%
Tangible Common Capital/Tangible Asset (proforma to include
the tax deductibility of goodwill) - Non-GAAP	7.26%	7.37%	7.09%

Capital Adequacy
Tier one leverage capital ratio (1)	8.69%	8.77%	8.54%
Tier one common ratio (1)	9.03%	9.18%	8.85%
(1) Estimated number for June 30, 2012

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited - Dollars in Thousands)
	Three Months Ended
	June 30, 2012			March 31, 2012			June 30, 2011

	Average Balance	Interest Earned/ Paid	Yield/ Rate	Average Balance	Interest Earned/ Paid	Yield/ Rate	Average Balance	Interest Earned/ Paid	Yield/ Rate

Interest-Earning Assets:
Interest Earning Deposits with Banks, Federal Funds Sold, and Short Term Investments	$30,890	$19	0.25%	$53,228	$33	0.25%	$23,049	$14	0.24%
Securities:
Trading Assets	-	-	n/a	5,490	38	2.78%	8,600	71	3.31%
Taxable Investment Securities	544,822	4,415	3.26%	530,323	4,489	3.40%	556,301	5,286	3.81%
Nontaxable Investment Securities (1)	1,938	39	8.09%	2,493	49	7.91%	8,610	161	7.50%
Total Securities:	546,760	4,454	3.28%	538,306	4,576	3.42%	573,511	5,518	3.86%
Loans Held for Sale	20,079	156	3.12%	17,189	130	3.04%	8,659	70	3.24%
Loans:
Commercial and Industrial	620,364	6,294	4.08%	579,087	5,901	4.10%	535,764	5,710	4.27%
Commercial Real Estate (1)	1,896,941	22,973	4.87%	1,848,121	22,734	4.95%	1,787,364	23,618	5.30%
Commercial Construction	149,627	1,578	4.24%	142,729	1,543	4.35%	128,747	1,482	4.62%
Small Business	80,324	1,132	5.67%	78,706	1,137	5.81%	79,834	1,151	5.78%
Total Commercial	2,747,256	31,977	4.68%	2,648,643	31,315	4.76%	2,531,709	31,961	5.06%
Residential Real Estate	393,377	4,267	4.36%	410,604	4,466	4.37%	457,651	5,167	4.53%
Residential Construction	15,041	161	4.31%	11,622	130	4.50%	4,535	55	4.86%
Consumer - Home Equity	757,850	6,939	3.68%	717,620	6,660	3.73%	627,832	5,920	3.78%
Total Consumer Real Estate	1,166,268	11,367	3.92%	1,139,846	11,256	3.97%	1,090,018	11,142	4.10%
Total Other Consumer	34,261	728	8.55%	38,698	771	8.01%	56,292	1,098	7.82%
Total Loans	3,947,785	44,072	4.49%	3,827,187	43,342	4.55%	3,678,019	44,201	4.82%
Total Interest-Earning Assets	$4,545,514	$48,701	4.31%	$4,435,910	$48,081	4.36%	$4,283,238	$49,803	4.66%
Cash and Due from Banks	63,703			58,226			56,122
Federal Home Loan Bank Stock	33,564			35,275			35,854
Other Assets	362,746			367,401			322,033
Total Assets	$5,005,527			$4,896,812			$4,697,247
Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$1,482,889	$687	0.19%	$1,424,455	$697	0.20%	$1,365,892	$850	0.25%
Money Market	799,831	621	0.31%	769,891	639	0.33%	723,345	815	0.45%
Time Deposits	627,250	1,379	0.88%	626,478	1,403	0.90%	669,941	1,879	1.12%
Total interest-bearing deposits:	$2,909,970	$2,687	0.37%	$2,820,824	$2,739	0.39%	$2,759,178	$3,544	0.52%
Borrowings:
Federal Home Loan Bank and Other Borrowings	$219,846	$1,280	2.34%	$226,365	$1,344	2.39%	$279,525	$1,743	2.50%
Wholesale Repurchase Agreements	50,000	289	2.32%	50,000	289	2.32%	50,000	525	4.21%
Customer Repurchase Agreements	145,963	83	0.23%	158,489	110	0.28%	131,631	132	0.40%
Junior Subordinated Debentures	61,857	918	5.97%	61,857	920	5.98%	61,857	913	5.92%
Subordinated Debentures	30,000	541	7.25%	30,000	541	7.25%	30,000	541	7.23%
Total Borrowings	$507,666	$3,111	2.46%	$526,711	$3,204	2.45%	$553,013	$3,854	2.80%
Total Interest-Bearing Liabilities	$3,417,636	$5,798	0.68%	$3,347,535	$5,943	0.71%	$3,312,191	$7,398	0.90%
Demand Deposits	1,023,048			985,455			870,585
Other Liabilities	78,430			88,598			58,621
Total Liabilities	$4,519,114			$4,421,588			$4,241,397
Stockholders' Equity	486,413			475,224			455,850
Total Liabilities and Stockholders' Equity	$5,005,527			$4,896,812			$4,697,247

Net Interest Income		$42,903			$42,138			$42,405

Interest Rate Spread (2)			3.63%			3.65%			3.76%

Net Interest Margin (3)			3.80%			3.82%			3.97%

Supplemental Information:
Total Deposits, including Demand Deposits	$3,933,018	$2,687		$3,806,279	$2,739		$3,629,763	$3,544
Cost of Total Deposits			0.27%			0.29%			0.39%
Total Funding Liabilities, including Demand Deposits	$4,440,684	$5,798		$4,332,990	$5,943		$4,182,776	$7,398
Cost of Total Funding Liabilities			0.53%			0.55%			0.71%
(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $275, $285, and $329 for the three months ended June 30, 2012, March 31, 2012, and June 30, 2011, respectively.
(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Six Months Ended
	June 30, 2012			June 30, 2011
	Average Balance	Interest Earned/ Paid	Yield/ Rate	Average Balance	Interest Earned/ Paid	Yield/ Rate

Interest-Earning Assets:
Interest Earning Deposits with Banks, Federal Funds Sold, and Short Term Investments	$42,059	$51	0.24%	$25,338	$31	0.25%
Securities:
Trading Assets	2,745	38	2.78%	8,363	134	3.23%
Taxable Investment Securities	537,572	8,904	3.33%	562,582	10,717	3.84%
Nontaxable Investment Securities (1)	2,216	88	7.99%	9,388	351	7.54%
Total Securities:	542,533	9,030	3.35%	580,333	11,202	3.89%
Loans Held for Sale	18,634	286	3.09%	11,409	189	3.34%
Loans:
Commercial and Industrial	599,726	12,196	4.09%	518,081	11,111	4.32%
Commercial Real Estate (1)	1,872,531	45,706	4.91%	1,768,433	46,815	5.34%
Commercial Construction	146,178	3,121	4.29%	126,139	2,892	4.62%
Small Business	79,515	2,268	5.74%	80,058	2,329	5.87%
Total Commercial	2,697,950	63,291	4.72%	2,492,711	63,147	5.11%
Residential Real Estate	401,991	8,733	4.37%	462,870	10,567	4.60%
Residential Construction	13,331	291	4.39%	4,126	98	4.79%
Consumer - Home Equity	737,735	13,599	3.71%	614,800	11,542	3.79%
Total Consumer Real Estate	1,153,057	22,623	3.95%	1,081,796	22,207	4.14%
Total Other Consumer	36,479	1,500	8.27%	60,157	2,328	7.80%
Total Loans	3,887,486	87,414	4.52%	3,634,664	87,682	4.86%
Total Interest-Earning Assets	$4,490,712	$96,781	4.33%	$4,251,744	$99,104	4.70%
Cash and Due from Banks	60,965			54,084
Federal Home Loan Bank Stock	34,420			35,854
Other Assets	365,073			321,350
Total Assets	$4,951,170			$4,663,032
Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$1,453,672	$1,384	0.19%	$1,327,759	$1,610	0.24%
Money Market	784,861	1,260	0.32%	723,644	1,600	0.45%
Time Deposits	626,864	2,782	0.89%	671,409	3,819	1.15%
Total interest-bearing deposits:	$2,865,397	$5,426	0.38%	$2,722,812	$7,029	0.52%
Borrowings:
Federal Home Loan Bank and Other Borrowings	$223,105	$2,624	2.37%	$308,709	$3,653	2.39%
Wholesale Repurchase Agreements	50,000	578	2.32%	50,000	1,043	4.21%
Customer Repurchase Agreements	152,226	193	0.25%	129,918	265	0.41%
Junior Subordinated Debentures	61,857	1,838	5.98%	61,857	1,816	5.92%
Subordinated Debentures	30,000	1,083	7.26%	30,000	1,077	7.24%
Total Borrowings	$517,188	$6,316	2.46%	$580,484	$7,854	2.73%
Total Interest-Bearing Liabilities	$3,382,585	$11,742	0.70%	$3,303,296	$14,883	0.91%
Demand Deposits	1,004,251			850,918

Other Liabilities	83,516			59,201
Total Liabilities	$4,470,352			$4,213,415
Stockholders' Equity	480,818			449,617
Total Liabilities and Stockholders' Equity	$4,951,170			$4,663,032

Net Interest Income		$85,039			$84,221

Interest Rate Spread (2)			3.64%			3.79%

Net Interest Margin (3)			3.81%			3.99%

Supplemental Information:
Total Deposits, including Demand Deposits	$3,869,648	$5,426		$3,573,730	$7,029
Cost of Total Deposits			0.28%			0.40%
Total Funding Liabilities, including Demand Deposits	$4,386,836	$11,742		$4,154,214	$14,883
Cost of Total Funding Liabilities			0.54%			0.72%
(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $559 and $672 for the six months ended June 30, 2012 and 2011, respectively.
(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

Certain amounts in prior year financial statement have been reclassified to conform to the current year's presentation.

CONTACT:
Independent Bank Corp.
Chris Oddleifson, 781-982-6660
President and Chief Executive Officer
or
Denis K. Sheahan, 781-982-6341
Chief Financial Officer